EXHIBIT 23.2
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                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-110929) and related Prospectus of Triarc Companies, Inc. (the "Company"), and to the incorporation by reference therein of our report dated February 2, 2001 with respect to the consolidated financial statements of Encore Capital Group, Inc. (formerly MCM Capital Group, Inc.) for the year ended December 31, 2000 included as Exhibit 99.1 to the Company's Annual Report (Form 10-K) for the fiscal year ended December 29, 2002, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
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Kansas City, Missouri

December 19, 2003